Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Arlington                 State of: Commonwealth of Virginia

Date: February 29, 2012

Name of Registrant, Depositor, or Trustee:

HOMESTEAD FUNDS, INC.


By:                                           Witness:


    /s/ Danielle Sieverling                           /s/ Kelly Whetstone
    ________________________                          ___________________
    Chief Compliance Officer                          Secretary